EXHIBIT 10.11
AMENDMENT NO. 1
TO THE
SUPERIOR ENERGY
NONQUALIFIED DEFERRED COMPENSATION PLAN
     WHEREAS, Superior Energy Services, Inc. (the “Company”) adopted the Superior Energy Nonqualified Deferred Compensation Plan (the “Plan”) effective September 1, 2004;
     WHEREAS, IRS Notice 2010-6 requires that the Plan be amended in 2010 to revise the delay of payment provisions; and
     WHEREAS, Section 9.01 of the Plan states that the Company may amend the Plan;
     NOW THEREFORE, the Plan is hereby amended effective January 1, 2009, as follows:
I.
     Subsection (a) of Section 6.07, Delay of Payment, is amended and restated to read in its entirety as follows:
(a)	Delay Due to Financial Considerations. Any payment required to be made on a date set forth under the terms of this Plan may be delayed if payment on the originally scheduled date would jeopardize the ability of the Company to continue as a going concern (in such case, payment will be made during the first taxable year after such payment no longer would have such effect).
     IN WITNESS WHEREOF, this Amendment No. One to the Plan is executed on the 30th day of December, 2010.

WITNESSES:	SUPERIOR ENERGY SERVICES, INC.

/s/ A. Patrick Bernard	By:	/s/ Danny R. Young
	Name:	Danny R. Young
/s/ Danna Allo	Title:	Executive Vice President